CUSIP No. 36269P104	Page 8 of 8

AGREEMENT OF JOINT FILING

Pursuant to Rule 13d-1(k)(1) of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, each of the undersigned agrees that the statement on Schedule 13G filed herewith shall be filed on behalf of each of the undersigned.

MIC CAPITAL PARTNERS (PUBLIC) (US) IM, LLC

May 13, 2019
Date

/s/ Christopher Fazekas
Signature

Christopher Fazekas/Authorized Signatory
Name/Title

MIC CAPITAL PARTNERS (PUBLIC) PARALLEL CAYMAN, LP

May 13, 2019
Date

/s/ Christopher Fazekas
Signature

Christopher Fazekas/Authorized Signatory
Name/Title